UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2005
QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (858) 587-1121
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On September 26, 2005, upon the unanimous recommendation of the QUALCOMM Incorporated (the “Company”) Governance Committee, the Board of Directors (the “Board”) of the Company unanimously approved, and the Company entered into, an amendment and restatement of the Rights Agreement (the “Agreement,” as amended and restated the “Amended and Restated Agreement”) dated September 26, 1995 between the Company and Computershare Investor Services LLC (successor in interest to First Interstate Bank of California). The principal purpose of the amendment and restatement of the Agreement was to extend its term through September 25, 2015. In addition to its extension, the Company also made certain additional amendments in the Amended and Restated Agreement, including the following:
•	Adjusting the number of shares purchasable for each right issued as a dividend under the Agreement (each a “Right”) from one one-hundredth of a share of the Company’s Series A Junior Participating Preferred (the “Series A Stock”) to one one-thousandth of a share.

•	Adjusting the exercise price of a Right to purchase one one-thousandth of one share of the Series A Stock to $180.00.

•	Adding a requirement that the Amended and Restated Agreement be evaluated annually by a committee of the Board constituted solely of independent directors, initially the Governance Committee, to consider whether maintenance of the Amended and Restated Agreement continues to be in the best interest of the Company and its stockholders.

•	Naming Computershare Investor Services LLC as Rights Agent under the Amended and Restated Agreement.

•	Adjusting the redemption price for each Right to $0.001.

•	Eliminating a ten day waiting period between the triggering of the Rights and the Rights being represented by separate Rights Certificates.
The foregoing summary is qualified by reference to the Amended and Restated Agreement, which is filed as Exhibit 99.1 hereto.
Item 3.03 Material Modification of Rights of Securityholders.
See Item 1.01 above, which is incorporated herein by reference. The Amended and Restated Agreement modifies the Rights as described in Item 1.01.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
See Item 1.01 above, which is incorporated herein by reference. In connection with the execution of the Amended and Restated Agreement and the resulting modification of the Rights, on September 26, 2005 the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Designation setting forth the rights of the Company’s Series A Stock. The Certificate of Designation was set forth as Attachment 1 to the Company’s Restated Certificate filed with the Delaware Secretary of State March 9, 2005. The Certificate of Amendment increased the number of shares designated as Series A Stock from 1,500,000 to 4,000,000 and made other changes to the rights thereof corresponding with revisions made to the Amended and Restated Agreement. Specifically, the rights of the Series A Stock previously expressed as being one-hundred times the rights of the Common Stock (rights with respect to dividends, distributions, voting rights and rights upon liquidation) were adjusted to be one thousand times the rights of the Common Stock to correspond with the change in the Rights to purchase one one-thousandth of one share of Series A Stock in lieu of one one-hundredth of such a share. The foregoing summary is qualified by reference to the Certificate of Amendment, which is included as an exhibit to the Amended and Restated Agreement and is also filed as Exhibit 99.2 hereto.
Item 9.01 Financial Statements and Exhibits
     (a) Not Applicable
     (b) Not Applicable
     (c) Not Applicable
     (d) Exhibits

Exhibit	Description
99.1	Amended and Restated Rights Agreement dated September 26, 2005

99.2	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

(Registrant)

Date September 30, 2005	By: /s/ William E. Keitel

William E. Keitel
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Amended and Restated Rights Agreement dated September 26, 2005

99.2	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock